Exhibit 99.3

ROSENTHAL BROS., INC.

Financial Statements

December 31, 2019

ROSENTHAL BROS., INC.

Independent Auditor’s Report
To the Stockholders of
Rosenthal Bros., Inc.
We have audited the accompanying financial statements of Rosenthal Bros., Inc. (the “Company”), which comprise the balance sheet as of December 31, 2019, and related statements of income, stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and the results of its operations and its cash flows for the year then ended in accordance with U.S. GAAP.
/s/ Dixon Hughes Goodman LLP

Tampa, Florida
June 15, 2020

ROSENTHAL BROS., INC.
Balance Sheet

(in thousands, except share data)	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$1,835
Restricted cash	958
Premiums, commissions and fees receivable	8,075
Prepaid expenses and other current assets	53
Total current assets	10,921
Property and equipment, net	512
Customer lists, net	2,021
Deposits and other assets	49
Total assets	$13,503

Liabilities and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$4,788
Producer commissions payable, net	2,620
Accrued expenses	1,469
Total current liabilities	8,877
Other liabilities	701
Total liabilities	9,578

Commitments and contingencies (Note 8)

Stockholders’ equity:
Common stock, no par value, 5,000 shares authorized, 823.53 shares issued and outstanding	255
Retained earnings	3,670
Total stockholders’ equity	3,925
Total liabilities and stockholders’ equity	$13,503

See accompanying Notes to Financial Statements.

ROSENTHAL BROS., INC.
Statement of Income

For the Year Ended December 31, 2019
(in thousands)
Revenues:
Commissions and fees	$19,021

Operating expenses:
Commissions, employee compensation and benefits	10,899
Other operating expenses	1,841
Depreciation expense	163
Amortization expense	53
Total operating expenses	12,956

Operating income	6,065

Other income (expense):
Other expense	(18)
Interest income	11
Total other expense	(7)

Income before income taxes	6,058
Income tax provision	93
Net income	$5,965

See accompanying Notes to Financial Statements.

ROSENTHAL BROS., INC.
Statement of Stockholders' Equity

	Common Stock		Retained Earnings	Total
(in thousands, except share data)	Shares	Amount
Balance at January 1, 2019	823.53	$255	$3,471	$3,726
Net income	—	—	5,965	5,965
Dividends	—	—	(5,766)	(5,766)
Balance at December 31, 2019	823.53	$255	$3,670	$3,925

See accompanying Notes to Financial Statements.

ROSENTHAL BROS., INC.
Statement of Cash Flows

For the Year Ended December 31, 2019
(in thousands)
Cash flows from operating activities:
Net income	$5,965
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	163
Amortization expense	53
Loss on sale of assets	18
Reserve for policy cancellations	236
Changes in operating assets and liabilities:
Premiums, commissions and fees receivable	(3,105)
Prepaid expenses and other current assets	(28)
Deposits and other assets	1
Premiums payable to insurance companies	950
Producer commissions payable, net	1,168
Accrued expenses	64
Other liabilities	(7)
Net cash provided by operating activities	5,478

Cash flows from investing activities:
Purchases of property and equipment	(178)
Proceeds from sale of assets	48
Purchase of customer list	(175)
Net cash used in investing activities	(305)

Cash flows from financing activities:
Payment of dividends	(5,766)
Net cash used in financing activities	(5,766)

Net decrease in cash and cash equivalents and restricted cash	(593)
Cash and cash equivalents and restricted cash at beginning of year	3,386
Cash and cash equivalents and restricted cash at end of year	$2,793

Supplemental schedule of cash flow information:
Cash paid during the year for taxes	$21
Disclosure of non-cash investing and financing activities:
Liabilities assumed for consideration payable in an asset acquisition	$1,622

See accompanying Notes to Financial Statements.

Notes to Financial Statements

1. Business and Basis of Presentation
Rosenthal Bros., Inc. (“Rosenthal Bros” or the “Company”) was incorporated in Illinois in 1967. The Company is a diversified insurance agency and services organization focused on providing property and casualty insurance, employee benefits and private client solutions to companies and individuals and specializing in the real estate industry with a focus on large habitational real estate. The Company is based in Chicago, Illinois with approximately 55 colleagues across two offices.
The financial statements of the Company have been prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”).
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates underlying the accompanying financial statements include the application of guidance for revenue recognition, including determination of allowances for estimated policy cancellations.
Recent Accounting Pronouncements
In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Updates (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). The guidance in ASU 2016-02 supersedes the lease recognition requirements in Accounting Standards Codification (“ASC”) Topic 840, Leases. ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. The FASB has subsequently issued several additional ASUs related to leases, which improved upon, and provided transition relief for, the guidance issued in ASU 2016-02 and extended the adoption date for nonpublic business entities. This guidance is effective for the fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the full effect that the adoption of this standard will have on its financial statements.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Statements (“ASU 2016-13”), which amends the guidance for recognizing credit losses on financial instruments measured at amortized cost. ASU 2016-13 replaces the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The FASB has subsequently issued several additional ASUs related to credit losses, which improved upon, and provided transition relief for, the guidance issued in ASU 2016-13 and extended the adoption date for nonpublic business entities. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the full effect that the adoption of this standard will have on its financial statements.
In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). ASU 2016-15 provides guidance on the classification of contingent consideration payments made after a business combination and other cash receipts and payments. The Company adopted ASU 2016-15 effective January 1, 2019 and has applied the guidance for its statement of cash flows for the year ended December 31, 2019. The adoption of this guidance did not have any effect on cash flows for the year ended December 31, 2019.

Notes to Financial Statements

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”), which requires that the statement of cash flows explain the changes during the period of cash and cash equivalents inclusive of amounts categorized as restricted cash. The Company adopted ASU 2016-18 effective January 1, 2019. With the adoption of ASU 2016-18, the statement of cash flows details the change in the balance of cash and cash equivalents and restricted cash.
In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805) - Clarifying the Definition of a Business (“ASU 2017-01”). ASU 2017-01 changes the definition of a business to assist entities with evaluating when a set of transferred assets and activities is a business. Under the new guidance, an entity first determines whether substantially all the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets. If this threshold is met, the set is not a business. If it is not met, the entity then evaluates whether the set meets the requirements that a business include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create outputs. ASU 2017-01 defines an output as “the result of inputs and processes applied to those inputs that provide goods or services to customers, investment income (such as dividends or interest), or other revenues.” The Company adopted ASU 2017-01 effective January 1, 2019 and applied it prospectively to transactions during 2019. The adoption of ASU 2017-01 resulted in a transaction completed in November 2019 being accounted for as asset acquisition rather than a business combination. Refer to Note 5 for additional information on the impact of adopting ASU 2017-01.
2. Significant Accounting Policies
Revenue Recognition
The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“Topic 606”).
The Company earns commission revenue by facilitating the arrangement between insurance carriers and individuals or businesses by providing insurance placement services to insureds with insurance carriers. Commission revenues are usually a percentage of the premium paid by clients and generally depend upon the type of insurance, the insurance carrier and the nature of the services provided. The Company controls the fulfillment of the performance obligation and its relationship with its insurance carriers and the outside agents. Commissions are earned at a point in time upon the effective date of bound insurance coverage as no performance obligation exists after coverage is bound.
For agency bill commission, the Company acts as an agent on behalf of the insured party for the term of the insurance policy, which is typically one year. The insured party pays the Company the full policy premium. The Company retains its commission and remits the remaining amount to the insurance carrier.
Commission revenue is recorded net of allowances for estimated policy cancellations, which are determined based on an evaluation of historical and current cancellation data.

Notes to Financial Statements

The Company may receive a profit-sharing commission from an insurance carrier, which is based primarily on underwriting results, but may also contain considerations for volume, growth, loss performance, and/or retention. Profit-sharing commissions represent a form of variable consideration, which includes additional commissions over base commissions received from insurance carriers. Profit-sharing commissions associated with relatively predictable measures are estimated with a constraint applied and recognized at a point in time. The profit-sharing commissions are recorded as the underlying policies that contribute to the achievement of the metric are placed with any adjustments recognized when payments are received or as additional information that affects the estimate becomes available. Profit-sharing commissions associated with loss performance are uncertain and, therefore, are subject to significant reversal through catastrophic loss season and as loss data remains subject to material change. The constraint is relieved when management estimates revenue that is not subject to significant reversal, which often coincides with the earlier of written notice from the insurance carrier that the target has been achieved, or cash collection. Year-end amounts incorporate estimates based on confirmation from insurance carriers after calculation of potential loss ratios that are impacted by catastrophic losses. The financial statements include estimates based on constraints and incorporates information received from insurance carriers, and where still subject to significant changes in estimates due to loss ratios and external factors that are outside of the Company’s control, a full constraint is applied.
Due to the relatively short time period between the information gathering phase and binding insurance coverage, the Company has determined that costs to fulfill contracts are not significant. Therefore, costs to fulfill a contract are expensed as incurred.
Cash and Cash Equivalents
The Company considers all highly liquid short-term instruments with original maturities of three months or less to be cash equivalents.
Restricted Cash
Restricted cash includes amounts that are legally restricted as to use or withdrawal. Restricted cash represents cash collected from customers that is payable to insurance companies and for which segregation of this cash is required by contract with the relevant insurance company providing coverage or by law within the state.
Premiums, Commissions and Fees Receivable, Net
In its capacity as an insurance agent or broker, the Company typically collects premiums from clients, and after deducting its authorized commissions, remits the net premiums to the appropriate insurance carriers. Premiums receivable reflect these amounts due from clients.
In direct bill situations, the insurance carriers collect the premiums directly from clients and remit the applicable commissions to the Company. Commissions receivable reflect these amounts due from insurance carriers and amounts due from insurance carriers for profit-sharing commissions.
The Company may charge fees in lieu of commissions for providing services to clients. Fees receivable reflect these amounts due from insurance carriers.
Premiums, commissions and fees receivable are reported net of allowances for estimated policy cancellations. The allowance for estimated policy cancellations was $299,000 at December 31, 2019, which represents a reserve for future reversals in commission and fee revenues related to the potential cancellation of client insurance policies that were in force as of each year end.
The allowance for doubtful accounts was $3,000 at December 31, 2019. The allowance for doubtful accounts is based on management’s estimate of the amount of receivables that will actually be collected. Accounts are charged to the allowance as they are deemed uncollectible based upon a periodic review of the accounts.

Notes to Financial Statements

Property and Equipment, Net
Property and equipment is stated at cost. For financial reporting purposes, depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets as follows:

Years
Vehicles	5
Office and computer equipment	5
Furniture and fixtures	7
Computer software	3
When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts. The difference between the net book value of the assets and proceeds from disposal is recognized as a gain or loss on disposal, which is included in other expense in the statement of income. Routine maintenance and repairs are charged to expense as incurred, while costs of improvements and renewals are capitalized. The Company recorded repairs and maintenance expense of $6,000 for the year ended December 31, 2019.
Property and equipment is evaluated for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition does not exceed its carrying amount. The amount of the impairment loss, if any, is measured as the amount by which the carrying value of the asset exceeds its fair value. The Company did not incur any impairment losses during the year ended December 31, 2019.
Customer Lists, Net
The Company's customer lists were acquired through asset acquisitions and are stated at cost, less accumulated amortization. The customer lists are being amortized based on a pattern of economic benefit over an estimated useful life of 15 years. The Company reviews its customer lists for impairment whenever an event occurs that indicates the carrying amount of an asset may not be recoverable. No impairment was recorded for the year ended December 31, 2019.
Premiums Payable to Insurance Companies
In agency bill situations, the Company receives the full policy premium from the insured party. The Company retains its commission and remits the net amount to the insurance carrier. Premiums payable represent these amounts due to insurance carriers.
Producer Commissions Payable
The Company shares commissions with other agents or brokers who have acted jointly with the Company in a transaction. Commissions shared with downstream agents or brokers are recorded in commissions, employee compensation and benefits in the statement of income. The Company records commissions due to agents and brokers as producer commissions payable on the balance sheet.

Notes to Financial Statements

Income Taxes
The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income and is not allowed a net operating carryover or carryback as a deduction. Instead, the stockholders are liable for federal income taxes on their respective shares of Company taxable income or may claim losses to offset other taxable income on their individual returns. Therefore, no provision or liability for federal income taxes is included in the financial statements. The Company has a provision and liability for state income taxes. State income tax liability is included in accrued expenses on the balance sheet.
The Company follows ASC Topic 740, Income Taxes. A component of this standard prescribes a recognition and measurement threshold of uncertain tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. Management has evaluated the Company’s tax positions and concluded that the Company has taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance.
Advertising Expense
The Company expenses advertising costs as they are incurred. Advertising expense was $53,000 for the year ended December 31, 2019, which is included in other operating expenses in the statement of income.
Fair Value of Financial Instruments
The carrying amounts of the Company’s financial assets and liabilities, including cash and cash equivalents, restricted cash, premiums, commissions and fees receivable, premiums payable to insurance companies, producer commissions payable and accrued expenses, approximate their fair values because of the short maturity and liquidity of these instruments.
Concentrations
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company manages this risk using high credit worthy financial institutions. Interest-bearing accounts and noninterest-bearing accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. Deposits exceeded amounts insured by the FDIC at December 31, 2019. The Company has not experienced any losses from its deposits.
3. Revenue
The following table disaggregates commissions and fees revenue by major source:

For the Year Ended December 31, 2019
(in thousands)
Direct bill revenue (1)	$11,330
Agency bill revenue (2)	4,620
Profit-sharing revenue (3)	2,414
Service fee revenue (4)	588
Other income	69
Total commissions and fees	$19,021
__________

(1)
Direct bill revenue represents commission revenue earned by facilitating the arrangement between individuals or businesses and insurance carriers by providing insurance placement services to clients with insurance carriers, primarily for private risk management, commercial risk management and employee benefits insurance types.

Notes to Financial Statements

(2)
Agency bill revenue represents commission revenue earned through the distribution of insurance products to consumers using a network of agents and brokers on behalf of various insurance carriers. The Company acts as an agent on behalf of the insured for the term of the insurance policy.

(3)	Profit-sharing revenue represents bonus-type revenue that is earned by the Company as a sales incentive provided by certain insurance carriers.

(4)	Service fee revenue represents negotiated fees charged in lieu of a commission for providing agent related services to clients on behalf of insurance carriers.
The application of Topic 606 requires the use of management judgment. The following are the areas of most significant judgment as it relates to Topic 606:

•	The Company considers the policyholders as representative of its customers.

•
The Company recognizes separately contracted commissions revenue at the effective date of insurance placement and considers any ongoing interaction with the customer to be immaterial in the context of the contract.

•	Variable consideration includes estimates of direct bill commissions, a reserve for policy cancellations and an estimate of profit-sharing income.

•
Due to the relatively short time period between the information gathering phase and binding insurance coverage, the Company has determined that costs to fulfill contracts are not significant. Therefore, costs to fulfill a contract are expensed as incurred.

Contract Assets
Contract assets arise when the Company recognizes revenue for amounts that have not yet been billed. The Company had $2.0 million of contract assets at December 31, 2019, which are included in premiums, commissions and fees receivable, net on the balance sheet.
4. Property and Equipment, Net
Property and equipment, net consists of the following:

(in thousands)	December 31, 2019
Vehicles	$683
Office and computer equipment	149
Furniture and fixtures	80
Computer software	9
Total property and equipment	921
Less: accumulated depreciation	(409)
Property and equipment, net	$512
Depreciation expense recorded for property and equipment was $163,000 for the year ended December 31, 2019.
5. Customer Lists, Net
The Company recognizes certain separately identifiable intangible assets acquired in connection with business combinations and asset acquisitions. As previously discussed in Note 1, effective January 1, 2019, the Company adopted ASU 2017-01, which resulted in the following transaction being accounted for as an asset acquisition in which substantially all the fair value of the gross assets acquired was concentrated in customer lists.

Notes to Financial Statements

In November 2019, the Company completed an asset acquisition of a customer list for total consideration of $1.8 million. The Company paid cash of $175,000 and recorded a current liability of $950,000, which is included in accrued expenses on the balance sheet, and a noncurrent liability of $672,000, which is included in other liabilities on the balance sheet.
Customer lists, net consists of the following:

(in thousands)	December 31, 2019
Gross carrying value	$2,302
Less: accumulated amortization	(281)
Net carrying value	$2,021
Amortization expense recorded for customer lists was $53,000 for the year ended December 31, 2019.
Future annual estimated amortization expense over the next five years for customer lists is as follows (in thousands):

Year Ending December 31,	Amount
2020	$209
2021	197
2022	185
2023	174
2024	163
6. Stockholders' Equity
The Company has 5,000 authorized common shares with no par value. Shareholders are each entitled to one vote per share. In the event of voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, and after payment in full of all amounts required to be paid to creditors, the shareholders will be entitled to receive pro rata our remaining assets available for distribution. The Company distributed $5.8 million of dividends to stockholders during the year ended December 31, 2019.
7. Profit-Sharing Plan
The Company sponsors a profit-sharing plan for employees who meet specific age and service requirements. This plan allows for participants to make salary deferral contributions. Employer matching and profit-sharing contributions to this plan are discretionary. The Company made contributions of $337,000 to the profit-sharing plan for the year ended December 31, 2019.
8. Commitments and Contingencies
Legal
The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

Notes to Financial Statements

Operating Leases
The Company leases office space under two separate operating leases. The lease agreements provide for aggregate monthly payments of $19,000 and expire through April 2022. The Company recorded rent expense of $338,000 for the year ended December 31, 2019.
Approximate future minimum rental payments under the Company's operating lease agreements are as follows (in thousands):

Year Ending December 31,	Amount
2020	$208
2021	151
2022	52
Total	$411
9. Subsequent Events
The Company has evaluated events and transactions occurring subsequent to December 31, 2019 as of June 15, 2020, the date the financial statements were available to be issued.
On June 1, 2020, the Company sold significantly all its assets and liabilities pursuant to an asset purchase agreement with an unrelated third party for consideration consisting of $75.0 million of cash, 1,164,393 shares of the purchaser's Class B common stock and maximum potential contingent earnout consideration of $30.8 million based upon the achievement of certain post-closing revenue focused performance measures. The transaction resulted in a change in control.